For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

Growing State Ltd.

and

Shanghai Qingpu Industrial Park District Development (Group) Company Limited

Investment Agreement

21 March 2006

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

Investment Agreement

The parties to this Agreement are:
Party A	:	Shanghai Qingpu Industrial Park District Development (Group) Company Limited
Name of the legal representative	:	Yu Hai Ping (于海平)
Business license no.	:	29000001199903260055
Address	:	No. 5500, Wai Qing Chong Highway, Qingpu, Shanghai

Party B	:	Growing State Limited
Name of legal representative	:	Yi Yong Fa (易永发)
Business license no. (Business registration no.).	:	688308
Address	:	21/F, Centre Point, 181 Gloucester Road, Wanchai, Hong Kong

In order to facilitate the development of the enterprise and the boost the local economy, the parties agree to enter into this agreement in accordance with the application laws and regulations so both parties will benefit from this arrangement.

Article 1 - Investment Background
The parent company of this project is Growing State Limited. The parent company was established and funded by several companies such as the U.S. Chinamerica Fund.

This Agreement was entered into based on the above background information, unless otherwise agreed by Party A in writing. Party B shall provide proof of corporate structure of Chinamerica Fund and Growing State Limited and documents evidencing the relationships between the two entities to Party A within one month from the date of signing of this Agreement.

Article 2 - Investment

(i)	investment project: Manufacturing of products which contain probiotics in powder form.

(ii)
Party B shall establish a wholly foreign owned enterprise for this investment, the first installment of registered capital of the new wholly foreign owned enterprise shall be US$18,000,000 and the total investment shall be US$29,800,000. The place of registration of the new enterprise shall be in the Shanghai Qingpu Industrial Park District. Party B shall commence the application process for establishment of the new wholly foreign owned enterprise within one month from the date of signing of this agreement.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

(iii)	user of land
(1)
this investment project involves a grant of lease of a piece of land with a usable area of 53,437 square meters (approximately 80.1 hectares) and an area of 19,700 square meters (approximately 29.6 hectares) for river line planning and green urban road planning purposes. The total area of the land is 73,157 square meters (approximately 109.7 hectares). (the actual area as shown in the plans certified by the Building and Lands Bureau shall prevail)

(2)	the coordinates of the land are: to the north of Sin Qu Road and to the west of Xi Men Zi, please refer to Appendix 1 for the boundaries of the land.

(3)
the land shall be use for industrial purposes and Party B shall use the piece of land for the said permitted purpose only. If there is a genuine need for Party B to amend the user of land during the term of this agreement, Party B shall, subject to a consent from Party A, go through the necessary procedures to change the user of land.

(4)
construction and building management - the proposed volume of construction shall be ≥0.8, ≤1.5; the building density shall be ≥35%, ≤51%; and the green rates shall be ≥20%. (the actual figures to be confirmed by the Planning Administration Bureau)

(5)	fees and payment
(a)
the land transfer fee shall be US$35 per square meter, totaling US$1,870,995 (United States Dollars one million eight hundred seventy thousand nine hundred and ninety-five). (the actual amount to be determined based on the area of the land certified by the Building and Lands Bureau) Party B shall pay the land transfer fee to Party A immediately before the issue of the approval documents for the land by the Qingpu People’s Government.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

(b)
land acquisition compensation fee shall be US$35 per square meter, totaling US$689,500 (United States Dollars six hundred eighty-nine thousand and five hundred). (the actual amount to be determined based on the area of the land certified by the Building and Lands Bureau). Party B shall pay one-third of the land acquisition compensation fee, totaling US$229,833 (United States Dollars two hundred twenty nine thousand eight hundred and thirty-three) to Party A immediately before the issue of the approval documents for the land by the Qingpu People’s Government.

The total land leasing fees above is US$2,100,828 (United States Dollars two million one hundred thousand eight hundred and twenty-eight). (the actual amount to be determined based on the area of the land certified by the Building and Lands Bureau). Party B shall pay an amount equal to 10% of the land leasing fees, that is, US$210,083 (United States Dollars two hundred ten thousand and eighty-three) to Party A within 15 days from the date of signing of this Agreement, i.e. April 5, 2006 as deposit (the deposit may be paid in Renminbi). Upon payment in full of the land transfer fee and the land acquisition compensation fee by Party B or by the new enterprise established by Party B for this investment project, Party A shall refund the said deposit to Party B in full.

Party A shall procure the Building and Land Administration Bureau to sign the State Owned Land Transfer Agreement within 30 days from the date Party B obtains the land approvals and the date of receipt of the said land fees. In addition, Party A also agree to assist Party B to complete the application process for the Land Title Certificate within 3 months from the date of signing of the State Owned Land Transfer Agreement provided that Party B shall furnish all necessary information to Party A.

Article 3 - Progress of the investment project

Party B irrevocably represents and warrants to Party A that:

(i)
Investment proposal of this project as set out in Appendix 2 to this Agreement - Party B represents and warrants that Party B shall seek Party A’s consent before Party B or the enterprise established by Party B makes any amendments or alterations to the investment proposal.

(ii)	The investment proposal shall be implemented according to plan, the target dates of each stages of the proposal are as follows:
•	The date of commencement of the construction works shall not be later than Jan 25, 2007;
•	The date of completion of the construction works shall not be later than Nov 25, 2007; and
•	The date of commencement of production shall not be later than Jan 25, 2008.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

(iii)	Benchmarks for measuring the progress of the investment proposal

(1)
date of commencement of the construction works: when the percentage of completion of the construction works reached 10% (the status of construction works must be certified by the main contractor for the construction works, the governing and management unit and the subcontractors for the construction works by signing and affixing the official seal in a certificate).

(2)
date of completion of the construction works: the date when the premises has passed the inspection in accordance with the Central Construction and Engineering Standard. (based on the date of the “Shanghai City Construction and Engineering Quality Inspection Certificate issued by the inspection authority).

(3)	date of commencement production: the first batch of products are formally launched in the market for sale (based on the date of issue of the value added tax invoices for the first batch of products)

(iv)
for the purpose of determining the exact benchmark date of each stage of the investment proposal, both Party A and Party B shall cooperate with each other and fulfill its obligations. Party B shall cause Party B’s investor to affix the official seal to the original certificate received pursuant to sub-clause (iii)(2) of this Article 3 and shall deliver the said certificate to Party A within 3 business days from the date of receipt of the said original certificate. Party A shall return the said certificate to Party B when Party A completed the verification process. If Party B fails to deliver the said to Party A as agreed, this would constitute a breach of this term by Party B.

Article 4 - Construction of structural facilities and construction of municipal facilities

(i)
Party A should provide a flat piece of land [to Party B], if there exists on the land fish ponds and/or river lines which clearly falls below the standard height of the piece of land then Party A shall be responsible for the costs for filling the fish pond and/or river lines to the extent that the fish ponds and/or river lines will be filled up to “Wu Song Standard Height” of 3.1 meter. Party A is responsible for the filling up works. The contractor to be engaged for carrying out the filling up works should be approved by both Party A and Party B and the parties hereto shall also appoint a surveyor who is an independent third party to verify the relevant data and information. The amount of compensation payments payable by Party A to Party B for filling up works shall be limited to $25 per square meter.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

(ii)
Party A shall be responsible to connect the following municipal facilities to the red line marked by Party B. The costs associated with this connection and the fees for the increase in capacity shall be paid for by Party B to be calculated based on the prescribed rates set out in Appendix 3 hereto.

(1)
Party A shall be responsible to install or extend the water pipelines to the land occupied by Party B to the common network near the red line marked by Party B within 90 working days from the effective date of this Agreement and upon receipt of the formal application from party B. Party A shall be responsible to design, confirm and implement the details the installation of the water pipelines. Costs for the installation and connection of the water pipelines beyond the red line marked by Party B shall be borne by Party B absolutely.

(2)
Party A shall be responsible to install or extend the storm water pipelines to the land occupied by Party B to the common network near the red line marked by Party B within 90 working days from the effective date of this Agreement and upon receipt of the formal application from party B. Party A shall be responsible to design, confirm and implement the details the installation of the storm water pipelines. Costs for the installation and connection of the storm water pipelines beyond the red line marked by Party B shall be borne by Party B absolutely.

(3)
Party A shall be responsible to install or extend the sewage pipelines to the land occupied by Party B to the common network near the red line marked by Party B within 90 working days from the effective date of this Agreement and upon receipt of the formal application from party B. Party A shall be responsible to design, confirm and implement the details the installation of the sewage pipelines. Costs for the installation and connection of the sewage pipelines beyond the red line marked by Party B shall be borne by Party B absolutely.

(4)
Party A shall be responsible to install or extend the electricity cables for use in the production process to the land occupied by Party B to the common network near the red line marked by Party B within 180 working days from the effective date of this Agreement and upon receipt of the formal application from party B. Party A shall be responsible to design, confirm and implement the details the installation of the electricity cables. Costs for the installation and connection of the electricity cables beyond the red line marked by Party B shall be borne by Party B absolutely. In addition, Party B uses more than 1000KVA of electricity and new electricity cables are required to be installed, Party B shall pay 50% of the costs of such external electricity cables.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

(5)
Party A shall be responsible to install telecommunication and network cables to the land occupied by Party B to the common network near the red line marked by Party B within 90 working days from the effective date of this Agreement and upon receipt of the formal application from party B. Party A shall be responsible to design, confirm and implement the details the installation of the telecommunication and network cables. Costs for the installation and connection of the telecommunication and network cables beyond the red line marked by Party B shall be borne by Party B absolutely.

(6)
Party A shall be responsible to install or extend the heat pipelines for use in the production process to the land occupied by Party B to the common network near the red line marked by Party B within 180 working days from the effective date of this Agreement and upon receipt of the formal application from party B. Party A shall be responsible to design, confirm and implement the details the installation of the heat pipelines. Costs for the installation and connection of the heat pipelines beyond the red line marked by Party B shall be borne by Party B absolutely.

Article 5 - Relevant laws and regulations

(i)	the enterprise should adhere to the National Laws and Regulations for policies regarding tax collection.

(ii)	the enterprise should pay the relevant fees and to fulfill its obligations pursuant to the National Laws and Regulations.

(iii)
if there are any subsequent changes to the applicable laws and regulations in the future which affects the terms and conditions of this Agreement, such terms and conditions shall be amended accordingly to ensure compliance with the changes in applicable laws and regulations.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

(iv)	Party A agrees to grant a special incentive plan to Party B, the details of which are set out in Appendix 4 hereto.

Article 6 - Human resources

In accordance with the applicable laws and regulations of the Country, the Shanghai city and the Qingpu district.

Article 7 - Force Majeure

(i)
A party shall not be deemed to be in breach of this Agreement, or otherwise be liable to the other party, for any delay in performance or the non-performance of any of its obligations under this Agreement (including payment obligations), to the extent that the delay or non-performance is due to any event of force majeure of which it has notified the other party, and the time for performance of that obligation shall be extended accordingly (if applicable).

(ii)
An event of force majeure referred to in this Agreement means any event, foreseeable or unforeseeable, the consequences of which are reasonably unavoidable or beyond the reasonable control of a party, and which prevents total or partial performance of a non-payment obligation under this Agreement by such party including, but not limited to, earthquake, hurricane, fire, war, but shall not include any financial hardship suffered by a party to this Agreement.

(iii)	The party who is affected by an event of force majeure shall notify the other party within 7 days from the date of occurrence of the event of force majeure.

Article 8 - Others

(i)
Upon the request of Party B, Party A shall act as Party B’s authorised agent to handle the application process for all the necessary permits and approvals that are required to implement this investment project. Party B shall enter into an agency agreement and shall pay for all costs and expenses incurred for such applications.

(ii)
any unauthorized use of public roads, river and land are prohibited, if any authorities demands a right of way to pass through the land occupied by Party B, Party B shall unconditionally grant such right of way.

(iii)
The land leasing fees set out in this Agreement includes land transfer fees, land acquisition resettlement fee payable by the Buildings and Lands Bureau and a portion of the costs for the facilities payable to Party A. Party B hereby appoints Party A as its agent to handle the payment procedures for the land leasing fees and that Party B hereby represents and warrants that it will fulfill its contractual obligations to make payments. Failure for Party B to make any payments in accordance with this Agreement shall constitute a breach of this Agreement.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

Article 9 - Breach of contract

(i)
If Party A breaches Article 4(ii) of this Agreement, Party B may demand Party A to fulfill its obligations and Party A shall be liable to Party B for penalty payments for delay in fulfilling its obligations. The penalty payments for each day of delay shall be determined based on 3/10,000th of the total amount of land leasing fees paid by Party B.

(ii)
If Party A breaches Article 2[(iii)(5)] of this Agreement regarding its obligations to procure Party B to enter into the State Owned Land Transfer Agreement with the Building and Land Administration Bureau and to assist Party B to complete the application process for the Land Title Certificate, if the foregoing is not completed when due, Party A shall be liable to Party B for penalty payments. The amount of penalty payments for each day shall be determined based on 3/10,000th of the land leasing fees already paid by Party B. If Party A’s aforesaid obligations are not completed within three (3) months after the due date, Party B has the right to terminate this Agreement. Party A shall return an amount equals to two times the deposit paid by Party B, except if such said delay is caused by Party B’s inaction or other reasons of Party B.

(iii)
If Party B breaches Article 1 of this Agreement or if it breaches Article 2(iii)(5) of this Agreement and failed to pay the deposit to Party A, Party A shall have the right to terminate this Agreement.

(iv)
If Party B breaches Article 2(iii)(4) of this Agreement, or if Party B fails to comply with the requisite volume of constructions, building density and green rates, Party A shall have the right to reduce the area of the land, if the variances are material, Party A shall have the right to terminate this Agreement.

(v)
If Party B breaches Article 2(iii)(5) of this Agreement and failures to pay the balance of land leasing fees to Party A on or before the specified date, Party A shall have a right to demand Party B to make such payments, and Party B shall be liable to Party A for late payment penalties. The amount of late payment penalty for each day of delay shall be determined based on 3/10,000th of the unpaid balance of the land leasing fees. If Party B fails to make payments within 30 days, Party A shall have a right to terminate this agreement and forfeit the deposit.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

(vi)
If Party B breaches Article 3(i)(2) of this Agreement, Party A shall have the right to demand Party B to fulfill its obligations, and Party B shall be liable to Party A for penalty payments. The amount of penalty payments for each day shall be determined based on 3/10,000th of the land leasing fees and such penalty payments are in addition to all other penalty payments which Party B is already liable for.

If the benchmark date of each stage of the investment project was delayed for a period of 120 days, Party A shall have a right to terminate this Agreement. Party B shall, in addition to paying the penalty payments, agree to vacate Shanghai Qingpu Industrial Park unconditionally and to abandon the investment project. All assets which relate to this investment project shall be at the disposal of Party A. The parties hereto shall enter into a separate agreement regarding the share of proceeds from realization of such assets.

If the delay in construction works is caused by Party A or the approval process of the government authorities, then such benchmark dates will be postponed accordingly.

(vii)	If this Agreement was terminated as a result of breach of any obligations by Party B, Party A shall not be liable for any losses or damages suffered by Party B (whether directly or indirectly).

Article 10 - The parties may enter into supplemental agreements for matters that are not referred to in this Agreement.

Article 11 - Appendix 1 - Boundaries of the land; Appendix 2 - Investment proposal prepared by Party B; Appendix 3 - Schedule for fees in relation to connection of municipal facilities; and Appendix 4 - Terms of the special incentive plan form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

This Agreement, its Appendices and supplemental agreements shall be governed and construed in accordance with the laws of the People’s Republic of China.

This Agreement, its Appendices and supplemental agreements shall be executed in Chinese and any translations are provided for reference only. The Chinese version shall prevail in the event of any inconsistencies.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

Article 12 - Party A and Party B shall resolve any disputes in relation to this Agreement by negotiations. If the parties failed to settle the dispute through negotiations, either party may initiate legal proceedings in the People’s Court.

Article 13 - This Agreement shall become effective when both parties have signed and affixed their respective official seal.

Article 14 - This Agreement including its Appendices have 11 pages and 4 copies of this Agreement shall be executed. Each party shall keep 2 execution copy of this Agreement and all of the execution copy shall be the same legal effect.

Article 15 - This Agreement was executed on March 21, 2006 in Qingpu Industrial District.

[Remainder of this page is left blank]

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

Party A: Shanghai Qingpu Industrial Park District Development (Group) Company Limited
Legal Representative: (S.d.)
or authorised representative (chop):
Signing date: 21 March 2006

Party B: Growing State Limited
Legal Representative:  (S.d.)
Or authorised representative (chop):
Signing date: 21 March 2006

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

Appendix 1 - the boundaries of the land

Attached plan showing the location and boundaries of the land.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

Appendix 2 - Investment proposal prepared by Party B
Attached plan illustrating the buildings proposed to be constructed on the land, their respective proposed use and area.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

Appendix 3 - Schedule for fees in relation to connection of municipal facilities

1.	Water supplies	Fee for increase in capacity	:	Free
		Usage fees	:	Use in production: RMB1.5 per ton
Water resources fees: RMB0.03 per ton
Sewage facility fees: RMB0.45 per ton
2.	Natural gas	Fee for increase in capacity	:	Free
		Usage fees	:	In accordance with the standard fee schedule adopted by the Shanghai Fuel and Gas Company Limited
3.	Sewage	Fee for increase in capacity	:	Free
		Usage fees	:	RMB0.90 per ton
4.	Electricity	Fee for increase in capacity	:
Free
(if the enterprise uses over 1,000KVA of electricity, and that the Electricity Supply Bureau needs to install 10KV external electricity cable for that enterprise, then the costs of those new 10KV external cables will be borne by the Industrial Park and the enterprise in question in equal shares and other fees and expenses shall be borne by the user absolutely)

		Usage fees	:	In accordance with the standard fee schedule adopted by the Huadong Electricity Authority
5.	Telecommunication	Fee for increase in capacity	:	Free (according to the rules governing telecommunications, additional connection fees will be payable by the enterprise, the exact amount of the fees shall be calculated by the relevant authorities)
		Usage fees	:	Based on actual usage
6.	Steam	Fee for increase in capacity	:	If the rate of usage is below 2 tonnes per hour: RMB28 per ton
If the rate of usage is 2-6 tonnes per hour: RMB25 per ton
If the rate of usage exceeds 6 tonnes per hour: RMB22 per ton
		Usage fees	:	RMB166.67 per tonne (plus a sewage cost of 6% of the usage fees)
		Network fees	:	Free

Note: If there are any adjustments to the standard fee schedules, the above fees will be adjusted accordingly.

For reference only. In case there is any discrepancy in the contents between the
English and the Chinese versions, the Chinese version shall prevail.

Appendix 4 - Terms of the special incentive plan

Qingpu Industrial district agrees to grant a tax incentive plan in respective of enterprise income tax and the portion of value added tax which is collectible by the Industrial Park authority (less the portion of export tax payable by the local government) to the new company invested and established by Party B for a period of 5 years from the date of which the new company obtained a business license in the Qingpu District. The ratios of the incentive plan are set out below:

(a)
If the enterprise income tax, value added tax payable by the enterprise (less the portion of export tax payable by the local government) in any particular year is less than RMB3,000,000, there shall be no incentive payment.

(b)
if the enterprise income tax, value added tax payable by the enterprise (less the portion of export tax payable by the local government) in any particular year exceeds RMB3,000,000 (including the RMB3,000,000) and less than RMB5,000,000, the incentive ratio shall be 20% of the actual payable amount.

(c)
if the enterprise income tax, value added tax and business tax payable by the enterprise (less the portion of export tax payable by the local government) in any particular year exceeds RMB5,000,000 (including the RMB5,000,000) and less than RMB10,000,00, the incentive ratio shall be 30%.

(d)
if the enterprise income tax, value added tax and business tax payable by the enterprise (less the portion of export tax payable by the local government) in any particular year exceeds RMB10,000,000 (including the RMB10,000,000), for the first RMB5,000,000, the incentive payment ratio shall be determined in accordance with the first section above, for the amount of RMB5,000,000 to RM10,000,000, the incentive payment ratio shall be determined in accordance with the second section above, and for any amount exceeding RMB10,000,000, the incentive ratio shall be 40%.